Exhibit 99.1

FOR IMMEDIATE RELEASE

ALTEVA BOARD UNANIMOUSLY REJECTS UNSOLICITED PROPOSAL

FROM JUNIPER, ADOPTS SHAREHOLDER RIGHTS PLAN

Juniper Proposal Significantly Undervalues Alteva and

Is Not in the Best Interests of Shareholders

Philadelphia, PA, September 2, 2014 — Alteva, Inc. (NYSE MKT: ALTV) announced today that its Board of Directors has adopted a shareholder rights plan. Shareholder rights plans are useful in defending against inadequate offers to buy companies. The plan was adopted after its Board of Directors received and unanimously rejected an unsolicited, non-binding letter of interest from Juniper Investment Company, LLC. The letter, which was received on August 26, 2014, proposed an acquisition of all of the outstanding common shares of the Company for $8.00 per share in cash, subject to, among other things, satisfactory completion of Juniper’s due diligence review of the Company, the receipt of financing by Juniper, and the negotiation and execution of a mutually acceptable definitive merger agreement containing customary terms and conditions.

Alteva’s Board thoroughly reviewed Juniper’s unsolicited proposal with the assistance of its independent advisors and concluded that the proposal significantly undervalues the Company and its future prospects and is not in the best interests of shareholders.

Kelly Bloss, the Company’s Chairman, stated, “We are always prepared to evaluate transactions that could improve shareholder value.  However, we also have an obligation to ensure that our shareholders are treated fairly. We felt that adoption of the shareholder rights plan gives us an additional tool to preclude would-be acquirers from seeking to take advantage of temporary fluctuations in our stock price.”

Further details about the shareholder rights plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

DLA Piper LLP (US) is serving as legal counsel to Alteva and its Board of Directors.

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of Hosted Unified Communications that significantly enhances business productivity and efficiency.  Alteva’s UC solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, dividends, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding expected efficiencies, profitable and sustainable growth, and driving long-term shareholder value. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be found in Alteva’s Annual Report on Form 10-K, as amended, and other periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Alteva, Inc.

(877) 258-3722

shareholderrelations@alteva.com